UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2026
Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 506-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Arbor Realty Trust, Inc. (the “Company”) has appointed Yoni Goodman, age 43, as its Executive Vice President and Chief Operating Officer, effective February 17, 2026.
Prior to joining the Company, from August 2024 through October 2025, Mr. Goodman served as a founding Principal of Green Pine Real Estate LLC (“GPRE”), a real estate private equity investment platform. GPRE focuses on debt and equity investments across multifamily, industrial, office, skilled nursing and land assets. Prior to GPRE, Mr. Goodman served as President of Meridian Capital Group, a commercial real estate brokerage whose principal lines of business include mortgage and investment sales brokerage, overseeing various aspects of the company nationally.
In connection with Mr. Goodman’s appointment, the Company entered into an employment agreement with Mr. Goodman, effective February 17, 2026 (the “Agreement”). The Agreement sets forth the terms and conditions of Mr. Goodman’s employment with the Company and his compensation in connection therewith. The following description of the Agreement is qualified in all respects by the terms of the Agreement.
The Agreement is effective, and Mr. Goodman’s employment with the Company commences, on February 17, 2026. The Agreement provides that Mr. Goodman will be an Executive Vice President of the Company and its Chief Operating Officer. The Agreement has an initial five-year term, which automatically extends for an additional five-year term, unless either party gives notice of non-extension within 180 days before the expiration of the initial five-year term. There is no further additional term or other automatic extension after the second five-year term.
Annual Base Salary, Annual Cash Bonus and Benefit Plan Participation. The Agreement provides for an annual base salary for Mr. Goodman of $1,000,000. Mr. Goodman will be eligible to participate in the Company’s annual cash incentive compensation plan, with threshold, target and maximum bonus opportunities of $1,500,000, $3,000,000 and $4,500,000, respectively, provided that in respect of the 2026 performance year, such bonus amount will not be less than $2,000,000.
Mr. Goodman will be entitled to participate in the Company’s employee benefit plans and programs offered to similarly situated senior executives and eligible for paid time off in accordance with the Company’s paid time off policy and expense reimbursement for reasonable business expenses in accordance with the Company’s expense reimbursement policies and procedures.
Certain Payments and Benefits Upon Certain Terminations of Employment. If Mr. Goodman’s employment is terminated by the Company without “cause” (as defined in the Agreement) or by Mr. Goodman for “good reason” (as defined in the Agreement), he will be entitled to certain base salary continuation, bonus and incentive award payments and COBRA continuation coverage premiums. If Mr. Goodman’s employment terminates following either (i) the Company providing Mr. Goodman notice that it will not renew the Agreement for an additional 5-year term, or (ii) in respect of the additional 5-year term, the Company not agreeing to provide annual compensation and an incentive compensation target opportunity of no less than 75% in the aggregate of the annual compensation and incentive compensation target opportunity of the initial term (each, a “Company Non-Renewal”), Mr. Goodman will be entitled to certain base salary continuation, bonus and incentive award payments and COBRA continuation coverage premiums. If Mr. Goodman’s employment is terminated as result of his death or disability, he (or his estate, as applicable) will be entitled to certain base salary continuation payments. The payments and benefits described above are subject to continued compliance with certain terms and conditions of the Agreement, including restrictive covenants, and are subject to forfeiture or repayment in the event of non-compliance with such covenants.
Annual Equity Award. Subject to the approval of the grant of the award and its terms and conditions by the Compensation Committee of the Company’s Board of Directors, Mr. Goodman will be eligible, beginning in 2027, for a grant of an annual equity award with a grant date value of not less than $1,000,000. Such award is expected to be in the form of shares of restricted stock which, subject to Mr. Goodman’s continued employment with the Company, will vest in three equal installments on each of the grant date and first and second anniversaries of the grant date. The terms and conditions of such annual equity award are expected to be consistent with the terms of annual equity awards granted to eligible Arbor employees generally, except that Mr. Goodman’s outstanding and unvested annual equity awards will become vested upon certain qualifying terminations of employment (e.g., employment termination by the Company without “cause,” by Mr. Goodman for “good reason,” or following a Company Non-Renewal or as a result of death or disability); provided, however, that the award is subject to continued compliance with certain terms and conditions of the Agreement, including restrictive covenants, and the shares of restricted stock are subject to forfeiture or repayment in the event of non-compliance with such covenants. This summary of the anticipated annual equity awards is subject to the approval of the grant, and the determination of the award terms and conditions, by the Compensation Committee and is qualified in its entirety by reference to the applicable award agreement that will govern such award upon the approval of the grant.
Multi-Year Performance Equity Award. Subject to the approval of the grant of the award and its terms and conditions by the Compensation Committee, Mr. Goodman will be eligible to receive a performance incentive award (the “Multi-Year Performance Award”), based on the achievement of performance metrics during the period beginning on February 17, 2026, and ending on December 31, 2030 (the “Performance Period”). The Multi-Year Performance Award is expected to be comprised of two components.
•The first component of the Multi-Year Performance Award is expected to be based on the achievement of new business volume metrics during the Performance Period (the “New Business Volume Award”). The New Business Volume Award is expected to have a maximum award value of $20,000,000, and between 0% to 100% of such amount is earned based on the extent to which new business volume thresholds, as described in the Agreement and set forth in the applicable award agreement, are met. Achieving the threshold performance hurdle is expected to result in 25% of the New Business Volume Award earned (i.e., $5,000,000); achieving the target performance hurdle is expected to result in 50% (i.e., $10,000,000) of the New Business Volume Award earned and achieving the maximum performance hurdle is expected to result in 75% or 100% (i.e., $15,000,000 or $20,000,000), depending on whether certain metrics are met, of the New Business Volume Award earned. The percentage of the amount earned will be determined by linear interpolation between the threshold, target and maximum hurdles.
Any amount of the New Business Volume Award earned is expected to be delivered in the form of shares of unvested restricted stock equal to the dollar value of the New Business Volume Award earned based on the extent of the attainment of the performance criteria. The number of shares of restricted stock earned and granted is expected to be based on the average closing price of a share for the last 10 completed trading days of the immediately preceding quarter, rounded down to the nearest whole share. Such shares of restricted stock, subject to Mr. Goodman’s continued employment with the Company, are expected to vest in five equal installments on each of the date of grant, and on the first, second, third and fourth anniversaries of the grant date.
In general, the New Business Volume Award is expected to be forfeited in the event of termination of employment during the Performance Period. However, if, after a minimum required period of service during the Performance Period, Mr. Goodman’s employment is terminated by the Company without “cause” or by Mr. Goodman for “good reason” and certain performance metrics (adjusted based on the number of days elapsed of the Performance Period from February 17, 2026 through the date of employment termination) are achieved, then a pro rata portion of the New Business Volumes Award (calculated based on the number of days elapsed of the Performance Period from February 17, 2026 through the date of employment termination) is expected to be eligible to be earned and delivered in the form of shares of restricted stock that will vest in five equal installments on each of the date of grant, and on the first, second, third and fourth anniversaries of the grant date.
If Mr. Goodman’s employment is terminated by the Company without “cause,” by Mr. Goodman for “good reason,” or as a result of death or disability after the Performance Period when Mr. Goodman holds unvested shares of restricted stock granted in respect of the New Business Volume Award, any such outstanding, unvested shares of restricted stock are expected to be vested. If, after the Performance Period, Mr. Goodman resigns following a Company Non-Renewal and Mr. Goodman holds unvested shares of restricted stock granted in respect of the New Business Volume Award at the time of such resignation, any such outstanding, unvested shares of restricted stock are expected to vest in two equal installments, on the date of grant of such restricted stock and the first anniversary of the grant date.
Vesting, including in connection with certain employment terminations described above, is subject to continued compliance with certain terms and conditions of the Agreement, including restrictive covenants, and the shares of restricted stock are subject to forfeiture or repayment in the event of non-compliance with such covenants.
•The second component of the Multi-Year Performance Award is expected to be a grant of performance-based restricted stock units (“PSUs”) in the amount of $5,000,000 (based on the opening share price on February 17, 2026) that become earned and vested based on the attainment of certain total shareholder return (“TSR”) goals (outlined below), determined based on the percentage increase that the “Final Share Price” (which is the average closing share price for the last 30 trading days preceding the last day of the Performance Period of December 31, 2030) represents over the “Initial Share Price” (which is the opening share price on February 17, 2026) (the “TSR Award”). Between 0% to 100% of such PSUs are expected to be eligible to become earned based on the extent to which the TSR goals are satisfied. Achieving the threshold performance hurdle is expected to result in 25% of the TSR Award earned; achieving the target performance hurdle is expected to result in 50% of the TSR Award earned; and achieving the maximum performance hurdle is expected to result in 100% of the TSR Award earned. The percentage of the amount earned will be determined by linear interpolation between the threshold, target and maximum hurdles.
If Mr. Goodman’s employment is terminated by the Company without “cause” or by Mr. Goodman for “good reason” after a minimum required period of service during the Performance Period but before the end of the Performance Period, Mr. Goodman is expected to be eligible to continue to vest for a pro-rata portion (calculated based on the number of days elapsed of the Performance Period from February 17, 2026 through the date of employment termination) of the TSR Award earned following the Compensation Committee’s determination of the extent of the satisfaction of the performance metrics and the amount of PSUs earned following the completion of the Performance Period.
Vesting and delivery of the PSUs, including in connection with certain employment terminations described above, is subject to continued compliance with certain terms and conditions of the Agreement, including restrictive covenants, and the PSUs are subject to forfeiture or repayment in the event of non-compliance with such covenants.
This summary of the anticipated Multi-Year Performance Award is subject to the approval of the grant and the determination of the award terms and conditions by the Compensation Committee and is qualified in its entirety by reference to the applicable award agreement that will govern such award upon the approval of the grant.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement by and between Arbor Realty Trust, Inc. and Yoni Goodman

10.2	Amendment to Employment Agreement by and between Arbor Realty Trust, Inc. and Yoni Goodman

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

Date: February 17, 2026	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer